Exhibit 99.1

Amesite Announces Quarterly Revenue Increase of 2.4x in 10-Q Filing

Company Reports Accelerated Growth for both B2C and B2B, with Outstanding Customer Reviews into Q4

DETROIT, May 16, 2025 (GLOBE NEWSWIRE) – Amesite Inc. (NASDAQ: AMST), a leading developer of AI-powered enterprise solutions, today announced its flagship app NurseMagicTM generated 2.4x revenue from Q2/2025 to Q3/2025, even as the company continued to cut operating expenses.

Sarah Berman, Principal Financial and Accounting Officer, said, “Our revenues are presently evenly distributed between B2B and B2C sales. Following the launch of NurseMagicTM in Q4/2024, revenues were stable from Q1/2025 to Q2/2025. However, in Q3/2025, we had a significant increase of 2.4x in revenue, following execution of targeted sales and marketing motions and rollouts of product enhancements. We also further reduced expenses while scaling sales this past quarter, retaining our strong focus on achieving further operational efficiencies and managing margins to drive to profitability.”

Brandon Owens, VP of Sales, said, “We delivered Teams Plus+ to our B2B customers in direct response to their need for greater intensity of usage, and expect accelerated business demands for more services, given the feedback. Our product testimonials are our best sales assets, and we are closing sales and onboarding teams within days or weeks, because of the efficiency of our payments and onboarding workflows."

Madison Bush, Director of Corporate Operations, said, "We saw user growth of 1340% over Q3, following the launch of paid subscriptions in Q2. We have expanded our mobile marketing and are communicating with our users at every step of their journey to attract and retain them. We are thrilled to see that nurses who are searching for AI-tools are finding and using NurseMagicTM because it delivers incredible value.”

Dr. Ann Marie Sastry, CEO and Founder, said, “We are confident that we can continue to deliver NurseMagicTM at an affordable price point to both B2C and B2B customers, while maintaining healthy margins – and look forward to more growth in Q4. Our outstanding customer feedback validates a strong product-market fit. With our nimble development process, we feel that we are in very good position to grow revenue efficiently, while delivering tiered services that enable us to expand into new segments opportunistically.”

Amesite is focused on delivering value in large, growing segments, including the 16,700 Skilled Nursing and Home Health Care Facilities in the U.S., employing 1.38 million workers, and 8,514 hospice organizations employing 407,692 workers. With a total of 5.2 million RNs and 630,000 LPNs in the U.S., and demand rising across Senior Living, Skilled Nursing, and Hospice, Amesite is positioned with solutions that meet real needs. Recent rollouts include delivering to the growing hospice segment, meeting HIPAA requirements for all users, and offering a new, higher-priced tier for B2B users.

About Amesite Inc.

Amesite (NASDAQ: AMST) is an AI-driven company with an immediate aim to transform the $330 billion home and healthcare segments. Its flagship product, NurseMagicTM, streamlines documentation for nurses and caregivers, reducing the time required from 20 minutes to just 20 seconds. NurseMagicTM is used by over 100 professions to improve care, enhanced operational efficiency and improved financial performance. Built on proprietary AI trained on industry-specific data, NurseMagic meets HIPAA regulations while improving accuracy and efficiency. The platform serves B2B and B2C users across 50 states and 21 countries, offering seamless integration into healthcare workflows and translations to over 50 languages.

Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, the Company's planned online machine learning platform, the Company's business plans, any future commercialization of the Company's online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "look forward," and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company's filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations

ir@amesite.com